Exhibit 99.1

Contact:	Mike Drickamer
Vice President, Investor Relations
(281) 765-7170

Patterson-UTI Energy Reports John E. Vollmer III, its

EVP–Corporate Development, CFO and Treasurer,

Announces Decision to Retire

HOUSTON, Texas – May 11, 2017 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today announced that John E. Vollmer III, Executive Vice President – Corporate Development, Chief Financial Officer and Treasurer, has notified the Company of his decision to retire after nearly 20 years of distinguished service. His retirement will become effective after a transition period following the employment of his successor, which the Company expects to occur before the end of the year.

“John’s financial skills, business acumen and personal leadership have contributed tremendously to Patterson-UTI’s success,” said Mark S. Siegel, Chairman of Patterson-UTI. “I want to thank him for his many years of dedication to Patterson-UTI. Not only has he expertly managed our financial-related matters, but his sage counsel on strategic matters has helped guide us from being a small, regional drilling company to one of the leading drilling and pressure pumping companies in the United States.

“John has been an invaluable leader in our organization, and I am thankful for his tireless work and contributions to Patterson-UTI,” said Andy Hendricks, Patterson-UTI’s Chief Executive Officer. “I am grateful that he has committed to staying on through this transition. We have initiated a search for candidates, and we expect a very smooth succession process for the Chief Financial Officer position.”

“I have truly enjoyed my time at Patterson-UTI and I am proud of our many accomplishments,” said John Vollmer. “I am also grateful to the many wonderful people at Patterson-UTI that helped and supported me over the years. Given the strength of our team, I am confident that this transition will be seamless.”

About Patterson-UTI

Patterson-UTI is an oilfield services company that primarily owns and operates in the United States one of the largest fleets of land-based drilling rigs and a large fleet of pressure pumping equipment. Our contract drilling business operates in the continental United States and western Canada, and our pressure pumping and oilfield rental tools businesses operate primarily in Texas and the Mid-Continent and Appalachian regions. We also provide drilling rig pipe handling technology to drilling contractors in North America and other select markets. In addition, we own and invest as a non-operating working interest owner in oil and natural gas assets that are primarily located in Texas and New Mexico.

Location information about the Company’s drilling rigs and their individual inventories is available through the Company’s website at www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events. Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings. Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.